Exhibit 99.1

Engility Reports Fourth Quarter and Full Year 2012 Results; Establishes 2013 Guidance

•	Fourth quarter 2012 revenue of $396 million and adjusted diluted EPS of $0.77 exceeds guidance

•	Fiscal year 2012 revenue of $1.66 billion and adjusted diluted EPS of $4.06 exceeds guidance

•	Fourth quarter funded orders of $461 million and funded backlog of $856 million increase from prior quarter

•	Fourth quarter book-to-bill ratio of 1.2

•	Cost reduction initiatives completed ahead of schedule

CHANTILLY, VA – March 12, 2013 – Engility Holdings, Inc. (NYSE: EGL), a global provider of technical and professional services for the U.S. Government, today announced financial results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Results

Total revenue for the fourth quarter was $396 million and operating income for the quarter was $27 million. Adjusted operating income for the fourth quarter was $28 million. Net income attributable to Engility was $41 million, or $2.38 per diluted share. Adjusted net income was $13 million, or $0.77 per diluted share. Information about Engility’s use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

“Our fourth quarter was very solid, as we exceeded our internal top and bottom line targets and won key IDIQ awards that will provide opportunities for 2013 and beyond,” said Tony Smeraglinolo, President and CEO of Engility. “These achievements reflect the strength of our business model and validate that Engility is well positioned to meet the challenges of today’s budget constrained environment. During the fourth quarter, we also completed our significant cost reduction initiatives ahead of schedule. This, along with the organizational realignment we implemented on January 1st, enhances our competitive position in the market.”

“The federal government market remains challenging given current budget uncertainties. Nevertheless, our long-standing success in supporting our customers’ missions, combined with our enhanced operating efficiencies and disruptive pricing model is differentiating us from our competition. These characteristics also are enabling us to provide the mission critical services our customers require at prices that can ease their budget constraints. As we enter fiscal year 2013, we will remain focused on our pure-play services strategy and leveraging our strong current pipeline of opportunities to further increase shareholder value.”

Key Performance Indicators

•	Funded backlog as of December 31, 2012 was $856 million, compared to $788 million as of the end of the September 2012 quarter.

•	Contract funded orders in the fourth quarter of 2012 were $461 million, representing a book-to-bill ratio of 1.2.

•	Contract funded orders for the full year 2012 were $1.7 billion, representing a book-to-bill ratio of 1.0.

•	Days sales outstanding at the end of the 2012 fourth quarter were 84 days, compared to 82 days at the end of the September 2012 quarter.

Significant Fourth Quarter 2012 Awards

Key indefinite delivery/indefinite quantity (IDIQ) awards won during the fourth quarter of 2012, which highlight the breadth of our value-added service offerings, include:

•

A prime position on a $900 million multiple-award IDIQ contract for new work to provide Production, Installation, and In-Service Support (PII) services to the Space and Naval Warfare Systems Center (SPAWARSYSCEN) Atlantic, Charleston, SC. Under this five year contract, we will provide a wide array of services, including design, acquisition, production, integration, testing, installation, lifecycle support, and configuration management of certified Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) capabilities.

•

A prime position on a $750 million multiple-award IDIQ contract for new work to support the Space and Naval Warfare Systems Center (SPAWARSYSCEN) Atlantic, Charleston, S.C. Under this five year contract, we will provide Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) and Information Technical (IT) expertise in support of customers in Charleston, central Europe and other locations outside the continental United States.

•

A prime position on a $350 million multiple-award IDIQ contract for the U.S. Agency for International Development’s (USAID) Clean Energy contract for Non-Critical Priority Countries. Under this five year contract, we will provide a range of critical activities, from energy sector reform to increasing human resource capacity related to energy services and fostering private sector participation and investment. This new work represents an expansion of energy support services that our highly skilled team of professionals has been providing on USAID’s behalf for the past 34 years; and

•

A prime position on four domain areas of a multi-million dollar contract to support the Joint Program Executive Office for Chemical and Biological Defense (JPEO-CBD). The potential value of this six-domain IDIQ five year contract is $495 million. For this new work award, we were selected to provide services in the fields of engineering and technical support, business and analytical assistance, information technology and logistics.

Fiscal Year 2012 Results

For fiscal year 2012, the Company reported total revenue of $1.66 billion and a GAAP operating loss of $329 million. Fiscal year 2012 adjusted operating income was $129 million, which excludes a total of $458 million before tax in spin-off related transaction costs, realignment costs, legal and settlement costs, and a non-cash goodwill impairment charge. GAAP net loss attributable to Engility was $350 million, or $21.52 per diluted share. Excluding the above charges, adjusted net income attributable to Engility was $67 million, or $4.06 per diluted share. We exceeded the revenue and adjusted diluted earnings per share guidance we issued on November 13, 2012, primarily as a result of stronger than expected revenue, lower overall costs, and a lower than anticipated share count. Information about Engility’s use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

2013 Outlook

Our guidance for fiscal year 2013 does not reflect the potential impact of sequestration since it remains uncertain how the current mandated budget cuts may be implemented. However, our guidance does reflect the challenging environment we have experienced over the last several months leading up to the March 1, 2013 sequester deadline. The table below summarizes our fiscal year 2013 guidance.

2013 Fiscal Year Outlook
Revenue	$1.45 billion to $1.55 billion
GAAP Diluted EPS	$3.25 - $3.55 *
Operating cash flow	$80 million to $100 million

*	2013 GAAP diluted EPS guidance assumes a weighted-average share count of approximately 17.5 million shares and a full year effective tax rate of 40%. Interest expense in 2013 is expected to be approximately $22 million, negatively impacting diluted EPS by approximately $0.38 compared to 2012.

Discontinued Operations

The Global Security Solutions business unit, which historically had been managed by Engility under the Professional Support Services segment, was retained by L-3 Communications Holdings, Inc. in connection with the spin-off and is shown as discontinued operations in Engility’s financial statements.

Non-GAAP Measures

The tables under “Engility Holdings, Inc., Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of (i) goodwill impairment, (ii) transaction-related-spin-off costs for the Company’s July 2012 spin-off from L-3 Communications Holdings, Inc., (iii) severance and other costs related to the Company’s strategic realignment announced in September 2012 and (iv) legal settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. ET on Tuesday, March 12, 2013, to discuss the financial results for the fourth quarter and full year 2012.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at http://www.EngilityCorp.com. Listeners may also access a slide presentation on the website that will be utilized during the call. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (800) 901-5231 (domestic) or (617) 786-2961 (international) and entering pass code 51672805.

Approximately two hours after the conference call, a replay will be available on the company’s website. A telephonic replay will also be available for one year at (888) 286-8010 (domestic) or 617-801-6888 (international) and entering pass code 11907854.

ABOUT ENGILITY CORPORATION

Engility is a “pure-play” government services contractor providing highly-skilled personnel wherever and whenever they are needed, in a cost effective manner. Headquartered in Chantilly, Va., Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. government with approximately 7,800 employees worldwide and sales of $1.66 billion in fiscal year 2012. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, business plans, and our strategic realignment completed in the first quarter of 2013. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” in the Information Statement included in our Registration Statement on Form 10, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 28, 2012, which have been filed with the Securities and Exchange Commission (SEC) and are available on Engility’s website (http://www.engilitycorp.com/investor-relations.html) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:	Investor Relations:
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2012	December 31, 2011	Change	December 31, 2012	December 31, 2011	Change
Revenue	$395,684	$427,127	$(31,443)	$1,555,310	$1,903,370	$(348,060)
Revenue from former affiliated entities	—	47,909	(47,909)	100,034	167,411	(67,377)

Total revenue	395,684	475,036	(79,352)	1,655,344	2,070,781	(415,437)

Costs and expenses
Cost of revenue	333,641	369,685	(36,044)	1,315,352	1,618,421	(303,069)
Cost of revenue from former affiliated entities	—	47,909	(47,909)	100,034	167,411	(67,377)

Total cost of revenue	333,641	417,594	(83,953)	1,415,386	1,785,832	(370,446)

Selling, general and administrative expenses	34,851	23,316	11,535	142,440	115,908	26,532
Goodwill impairment charge	—	76,600	(76,600)	426,436	76,600	349,836

Total costs and expenses	368,492	517,510	(149,018)	1,984,262	1,978,340	5,922

Operating income (loss)	27,192	(42,474)	69,666	(328,918)	92,441	(421,359)

Interest expense	(5,830)	—	(5,830)	(10,857)	—	(10,857)
Other income (expense), net	188	(36)	224	136	148	(12)

Income (loss) from continuing operations before income taxes	21,550	(42,510)	64,060	(339,639)	92,589	(432,228)

Provision (benefit) for income taxes	(19,841)	13,978	(33,819)	5,156	66,562	(61,406)

Income (loss) from continuing operations	41,391	(56,488)	97,879	(344,795)	26,027	(370,822)

Income (loss) from discontinued operations before income taxes	—	(759)	759	(1,017)	5,735	(6,752)
Provision (benefit) for income taxes	—	249	(249)	(391)	2,777	(3,168)

Income (loss) from discontinued operations, net of tax	—	(1,008)	1,008	(626)	2,958	(3,584)

Net income (loss)	$41,391	$(57,496)	$98,887	$(345,421)	$28,985	$(374,406)

Less: Net income attributable to non-controlling interest	442	96	346	4,952	3,126	1,826

Net income (loss) attributable to Engility	$40,949	$(57,592)	$98,541	$(350,373)	$25,859	$(376,232)

Earnings (loss) per share allocable to Engility Holdings, Inc. common shareholders
Basic	$2.47	$(3.57)	$6.04	$(21.52)	$1.60	$(23.12)
Diluted	$2.38	$(3.57)	$5.95	$(21.52)	$1.60	$(23.12)

Engility Holdings, Inc. weighted average common shares outstanding
Basic	16,596	16,118		16,281	16,118
Diluted	17,228	16,118		16,281	16,118

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	27,021	13,688
Receivables, net	366,236	394,842
Other current assets	30,658	23,114
Income taxes	4,174	—

Total current assets	428,089	431,644

Property, plant and equipment, net	11,941	12,629
Goodwill	477,604	904,040
Identifiable intangible assets, net	100,929	114,035
Other assets	8,887	5,473
Assets related to discontinued operations	—	35,426

Total assets	$1,027,450	$1,503,247

Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$50,250	$—
Accounts payable, trade	20,725	53,299
Accrued employment costs	63,278	72,541
Accrued expenses	76,955	73,604
Advance payments and billings in excess of costs incurred	24,855	26,273
Deferred income taxes, current and income taxes payable	10,607	26,750
Other current liabilities	19,311	19,170

Total current liabilities	265,981	271,637

Long-term debt	284,750	—
Deferred income taxes	—	41,636
Income tax payable	68,725	58,288
Other liabilities	19,683	29,710
Liabilities related to discontinued operations	—	8,373

Total liabilities	639,139	409,644

Commitments and contingencies

Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of December 31, 2012 and 2011.	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 16,703 shares issued and outstanding as of December 31, 2012 and 0 shares issued and outstanding as of December 31, 2011	168	—
Additional paid in capital	755,638	—
Accumulated deficit	(380,438)	—
Prior parent company investment	—	1,083,237
Non-controlling interest	12,943	10,366

Total equity	388,311	1,093,603

Total liabilities and equity	$1,027,450	$1,503,247

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31, 2012	December 31, 2011

Operating activities:
Net income (loss)	$(345,421)	$28,985
Less: net income (loss) from discontinued operations	(626)	2,958

Income (loss) from continuing operations	$(344,795)	$26,027

Goodwill impairment charge	426,436	76,600
Share-based compensation	7,487	—
Depreciation and amortization	18,001	22,594
Deferred income tax benefit	(63,375)	(20,814)
Losses on asset retirements	71	—
Changes in operating assets and liabilities
Receivables	28,606	45,159
Other assets	(193)	7,400
Accounts payable, trade	(32,574)	(4,070)
Accrued employment costs	(9,263)	(16,609)
Accrued expenses	3,351	2,109
Advance payments and billings in excess of costs incurred	(1,418)	9,335
Other liabilities	(128)	12,700

Net cash provided by operating activities	$32,206	$160,431

Investing activities:
Capital expenditures	(2,164)	(4,795)
Proceeds from sale of property, plant, and equipment	680	—
Other investing activities	—	1,000

Net cash used in investing activities	$(1,484)	$(3,795)

Financing activities:
Borrowings from issuance of long-term debt	335,000	—
Dividend paid to prior parent	(335,000)	—
Borrowings from revolving credit facility	30,690	—
Repayments of revolving credit facility	(30,690)	—
Debt issuance costs	(11,005)	—
Proceeds from share-based payment arrangements	1,225	—
Net transfers to prior parent	(5,235)	(161,800)
Distributions to non-controlling interest member	(2,374)	(1,546)
Other financing activities	—	300

Net cash used in financing activities	$(17,389)	$(163,046)

Discontinued Operations:
Net cash provided by operating activities	25,952	4,023
Net cash provided by (used in) financing activities	(25,974)	535
Cash balance of discontinued operations	22	(22)

Net cash provided by discontinued operations	$—	$4,536

Net increase (decrease) in cash and cash equivalents	$13,333	$(1,874)

Cash and cash equivalents, beginning of period	$13,688	$15,562

Cash and cash equivalents, end of period	$27,021	$13,688

Supplemental information
Taxes paid	$15,973	$—
Interest paid	$9,167	$—

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented (in thousands, except for ratio and per share amounts).

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Operating income (loss)	$27,192	$(42,474)	$(328,918)	$92,441

Adjustments
Goodwill impairment charge	—	76,600	426,436	76,600
Transaction related spin-off costs	—	5,400	17,300	9,100
Realignment costs	662	—	8,222	—
Legal and settlement costs	272	—	5,552	—

	934	82,000	457,510	85,700

Adjusted operating income	$28,126	$39,526	$128,592	$178,141

Operating margin	6.9%	–8.9%	–19.9%	4.5%
Adjusted operating margin	7.1%	8.3%	7.8%	8.6%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Adjusted operating income	$28,126	$39,526	$128,592	$178,141

Other items
Interest expense	(5,830)	—	(10,857)	—
Other income	188	(36)	136	148
Income (loss) from discontinued operations	—	(1,008)	(626)	2,958
Net income attributable to non-controlling interest	(442)	(96)	(4,952)	(3,126)

Adjusted net income before provision for income taxes	$22,042	$38,386	$112,293	$178,121

Estimated provision for taxes (1)	8,817	15,354	44,917	71,248

Adjusted net income	$13,225	$23,032	$67,376	$106,873

GAAP Earnings per share
Net income (loss) attributable to Engility	$40,949	$(57,592)	$(350,373)	$25,859

Earnings (loss) per share allocable to Engility Holdings, Inc. common shareholders
Basic	$2.47	$(3.57)	$(21.52)	$1.60
Diluted	$2.38	$(3.57)	$(21.52)	$1.60

Engility Holdings, Inc. weighted average common shares outstanding
Basic	16,596	16,118	16,281	16,118
Diluted	17,228	16,118	16,281	16,118

Adjusted earnings per share
Basic	$0.80	$1.43	$4.14	$6.63
Diluted	$0.77	$1.43	$4.06	$6.63

Weighted averages shares outstanding
Basic	16,596	16,118	16,281	16,118
Diluted	17,228	16,118	16,577	16,118

(1)	The estimated provision for taxes assumes a 40% tax rate.

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Income from continuing operations	$41,391	$(56,488)	$(344,795)	$26,027

Interest, taxes, depreciation, and amortization
Interest expense	5,830	—	10,857	—
Provision (benefit) for income taxes	(19,841)	13,978	5,156	66,562
Depreciation and amortization	5,158	5,103	18,001	22,594

EBITDA	$32,538	$(37,407)	$(310,781)	$115,183

Adjustments to EBITDA
Goodwill Impairment charge	—	76,600	426,436	76,600
Transaction related spin-off costs	—	5,400	17,300	9,100
Realignment costs	662	—	8,222	—
Legal and settlement costs	272	—	5,552	—

	934	82,000	457,510	85,700

Adjusted EBITDA	$33,472	$44,593	$146,729	$200,883

EBITDA Margin	8.2%	–7.9%	–18.8%	5.6%
Adjusted EBITDA Margin	8.5%	9.4%	8.9%	9.7%

ENGILITY HOLDINGS, INC.

Segment Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Professional Support Services	$212,438	$264,943	$905,320	$1,102,430
Mission Support Services	193,000	212,408	772,928	978,106
Elimination of intercompany revenue	(9,754)	(2,315)	(22,904)	(9,755)

Total	$395,684	$475,036	$1,655,344	$2,070,781

Operating income
Professional Support Services	$8,438	$23,768	$(331,550)	$90,461
Mission Support Services	12,870	(60,842)	26,837	11,081
Elimination of intercompany income and corporate allocations	5,884	(5,400)	(24,205)	(9,101)

Segment total	$27,192	$(42,474)	$(328,918)	$92,441
Spin-off-related transaction, goodwill, realignment, and legal and settlement costs	934	82,000	457,510	85,700

Total	$28,126	$39,525	$128,592	$178,141

ENGILITY HOLDINGS, INC.

Revision to Costs and Expenses

(in thousands)

	For the Three Month Period Ending March 30, 2012			For the Three Month Period Ending June 29, 2012			For the Three Month Period Ending September 28, 2012			For the Three Month Period Ending December 31, 2012	For the Twelve Month Period Ending December 31, 2012
	Reported	Adjustment	Revised	Reported	Adjustment	Revised	Reported	Adjustment	Revised	Actual	Actual
Costs and expenses
Cost of revenue	326,666	(2,498)	324,168	307,674	(2,195)	305,479	354,147	(2,084)	352,063	333,642	1,315,352
Cost of revenue from affiliated entities	48,733	—	48,733	46,413	—	46,413	4,888	—	4,888	—	100,034

Total cost of revenue	375,399	(2,498)	372,901	354,087	(2,195)	351,892	359,035	(2,084)	356,951	333,642	1,415,386

Selling, general and administrative expenses	30,729	2,498	33,227	33,471	2,195	35,666	36,612	2,084	38,696	34,851	142,440
Goodwill impairment charge	—	—	—	—	—	—	426,436	—	426,436	—	426,436

Total costs and expenses	406,129	2,498	406,129	387,558	2,195	387,558	822,083	2,084	822,083	368,493	1,984,263

Impact of the revision on cost and expenses	—	—	—	—	—	—	—	—	—	—	—

Note - During the process of finalizing the year end financial statements, the Company determined during the first three quarters of 2012 we improperly classified certain amounts in cost of revenue that were selling, general and administrative in nature. We have assessed the impact of the adjustments on the statements of operations and determined that periods were not materially misstated. These changes did not impact the balance sheet or statements of cash flows. All periods presented in this release have been revised to reflect this correction.